UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lord Abbett Global Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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Valued Shareholders of the Lord Abbett Global Income Fund:

We are proposing changes to the Lord Abbett Global Income Fund that require shareholder approval. The proposal is described in depth in the Proxy Statement and in the Question and Answer Summary.

To vote on the Internet now, please read the following instructions:

•                  Be sure to carefully read the Proxy Statement.

•                  Log in to the Website using your control number located in the upper left-hand corner of your proxy ballot (ballots were mailed to all Fund shareholders).

•                  Follow the on-screen instructions.

In addition to voting on the Internet, you also can vote (or change your vote) by phone, by mail, or in person at the shareholder meeting. Please refer to your proxy ballot for more information. You also may revoke your proxy in the manner set forth in the Proxy Statement. We must receive your vote on or before 11:00 a.m. on May 21, 2007, in order to count your vote.

Your vote is very important—so please be sure to vote your shares.

It is a privilege to manage the Fund on your behalf.
We appreciate your confidence in Lord Abbett.

Not FDIC insured. May lose value. Not guaranteed by any bank.
Copyright © 2007 by Lord Abbett Distributor LLC.  All rights reserved. Lord Abbett Privacy Policy

Valued Shareholders of the Lord Abbett Global Income Fund:

What type of shareholder are you? Please choose either:

•                  Direct Shareholder

If you receive your statements directly from Lord, Abbett & Co. LLC, go to http://www.proxyweb.com.

— OR —

•      Brokerage Account Shareholder

If you receive your statements directly from your broker, financial advisor, bank, or financial intermediary go to http://www.proxyvote.com.

Not FDIC insured. May lose value. Not guaranteed by any bank.
Copyright © 2007 by Lord Abbett Distributor LLC.  All rights reserved. Lord Abbett Privacy Policy